## 1[St] FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT

This *FIRST AMENDMENT TO THE SHARE EXCHANGE AGREEMENT* (this "First Amendment") is made and entered into this 30th day of June by and between Alpha Investment Inc a Delaware corporation ("BUYER"), and Parson Energy Group a Idaho limited liability company and majority shareholder, herein represented by its managing member, Rick Parsons (collectively the Membership Interest Holder(s) ("SELLER").

*RECITALS:*

A. BUYER and the SELLER are parties to that certain Share Exchange Agreement dated December 31, 2019 pursuant to which BUYER agreed to purchase from the SELLER 19% Membership Units of the NewCo in consideration of the BUYERS's preferred stock (as amended, the "Agreement").

B. BUYER and the SELLER now desire to amend the Agreement as set forth below.

*NOW, THEREFORE,* in consideration of the premises, the mutual representations, warranties, covenants, and undertakings contained in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Agreement is hereby amended such that as defined in ***Section 2.1 Share Exchange*** *as follows:*

- ALPC shall issue 3,382 Series 2020 Convertible Perpetual Preferred Shares at a par value of $10,000.00 with a total face valued of ***Thirty-Three Million Eight Hundred and Twenty Thousand Dollars ($33,820,000)***.
- In consideration for the preferred stock ALPC shall receive nineteen percent (19%) of the NewCo Membership Interest (the "Ownership Interest").
- Furthermore, each one share of preferred shares is convertible to 1,125 shares of the company's non-dilutive common stock totaling 3,804,750 shares of ALPC's common stock equal upon conversion equal to Fifty-Seven Million Dollars $57,000,000.

2. The Agreement is hereby amended such that as defined in ***Section 2.9 Valuation and Amenities*** of Asset as follows:

- The current MAI appraisal dated April 15th 2020 as facilitated by Intgera has an "As is" Market Value (leasehold) determined to be $178,000,000.

3. This First Amendment shall not amend, modify, or supplement the terms, conditions, or provisions of the originally executed Agreement, except as expressly provided herein. BUYER and the SELLER agree that, except as expressly provided herein, all of the representations, warranties, covenants, and provisions of the Agreement shall remain and continue in full force and effect in accordance with their original terms.

4. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

5. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to choose of law principles thereof.

***IN WITNESS WHEREOF***, BUYER and the SELLER have caused this FIRST Amendment to Subscription Agreement to be executed as of the day and year first above written.

**THE BUYER**

Alpha Investment Inc

Todd C. Buxton

Todd C. Buxton, CEO

**THE SELLER**

Parsons Energy Group, LLC

Herbert (Rick) Parsons

Herbert (Rick) Parsons, Managing Member